Exhibit 10.35



          THIS SUBLEASE effective this 1st day of June, 1995, between

ARISTA INVESTORS CORP., a New York corporation, having an office at 116

John Street, New York, New York (hereinafter called the "Sublessor"), and

ARISTA INSURANCE COMPANY, a New York corporation, having an office at 116

John Street, New York, New York (hereinafter called the "Subtenant");

                            W I T N E S S E T H:
                            - - - - - - - - - -

          1.    Premises.  Sublessor hereby leases to Subtenant
                --------
and Subtenant hereby hires from Sublessor, for a term commencing on June 1,

1995, and ending at the close of business on December 31, 1999, the entire

18th floor and Rooms 1710-20 in the building known as 116 John Street,

located in the City and State of New York (hereinafter called the

"Subleased Premises").

          2.    Underlying Lease.  Sublessor and Subtenant agree that this
                ----------------
Sublease shall be subject (except as hereinafter expressly provided) to all of the terms, covenants and conditions of the lease between HACIENDA

INTERCONTINENTAL REALTY, N.V., as landlord, and Sublessor, as tenant, dated

January 9, 1995, being hereinafter called the "Underlying Lease." A copy of the Underlying Lease has been examined by and delivered to Subtenant. The terms, covenants and conditions contained in the Underlying lease shall, as between Sublessor and Subtenant constitute the terms, covenants and conditions of this Sublease except to the extent that they are inapplicable hereto or inconsistent herewith. Subtenant agrees to observe and perform the terms, covenants and conditions on its part to be observed and performed hereunder as well as those applicable terms, covenants and conditions to be observed and performed by the tenant under the

        Underlying Lease; and Subtenant agrees to be bound by the provisions of the Underlying Lease; and the remedies of the parties as Sublessor and

        Subtenant hereunder shall be the same as the respective remedies of the landlord and tenant under the Underlying Lease. Nothing in this Sublease contained shall be construed to create privity of estate or of contract between Subtenant and Sublessor's landlord. Subtenant shall not do or permit to be done any act or thing which will constitute a breach or violation of any of the terms, covenants or conditions of the Underlying

        Lease. Subtenant will indemnify and hold harmless Sublessor from and against all loss, costs, damages, expenses and liability including reasonable attorney's fees, which the Sublessor may incur or pay out by reason of any injuries to person or property occurring in, on or about the Subleased Premises or by reason of any breach or default hereunder on Subtenant's part, or by reason of any work done in or to the

        Subleased Premises, or by reason of any breach or default hereunder on

        Subtenant's part, or any act of negligence on the part of the Subtenant;

        with regard, however, to any risk or happening not covered by the insurance hereinafter provided for, Subtenant shall not be liable to

        Sublessor for any loss arising out of Sublessor's own negligence or willful misconduct.  Subtenant shall in no case have any rights with respect to the Subleased Premises greater than the Sublessor's rights under the Underlying Lease, and Sublessor shall have no liability arising
        out of this Sublease for any matter whatsoever for which Sublessor does not have coextensive rights, as tenant, against the landlord under the

        Underlying Lease.

                  3.   Rent.  Notwithstanding anything to the contrary contained
                       ----

        herein or in the Underlying Lease, the parties agree as follows:

        Subtenant shall pay to Sublessor 97.9% of the "fixed rent" and

        "additional rent" paid by Sublessor to the Landlord as provided in the

        Underlying Lease, throughout the term of this Sublease. "Fixed rent" and

        "additional rent" shall be payable in accordance with the terms of the

        Underlying Lease one (1) day before same is payable by the Sublessor to the Landlord. Said rent shall be paid at the office of Sublessor or at such other place as Sublessor may designate, without any offset or deduction whatsoever.

                  4.   Use.  Subtenant may use and occupy the Subleased Premises
                       ---

        for executive offices and for no other purpose.

                  5.   No Representation.  Subtenant represents that Subtenant
                       -----------------

        is leasing the Subleased Premises "as is." In making and executing this

        Sublease, Subtenant has not relied upon or been induced by any statements or representations of any persons other than those, if any,

        set forth expressly in this Sublease in respect of the physical condition of the Subleased Premises or this transaction which might be pertinent in considering the leasing of the Subleased Premises or the execution of this Sublease. Subtenant has, on the contrary, relied solely on such representations, if any, as are expressly made herein and on such
        investigations, examinations and inspections as Subtenant has chosen to make or has made. Subtenant acknowledges that Sublessor has afforded

        Subtenant the opportunity for full and complete investigation,

        examination and inspection.

                  6.   Sublessor's Reasonable Approval.  Sublessor's refusal to
                       -------------------------------

        consent or to approve any matter, whenever Sublessor's consent or approval is required under this Sublease or under the Underlying Lease,

        shall be deemed reasonable if, inter alia, Sublessor's landlord has
                                       ----- ----

        refused to give such consent or approval.

                  7.   Notices.  Notices and other communications hereunder
                       -------

        shall be in writing and shall be given or made by certified mail addressed to the parties at their addresses set forth above, or at any other address which either party may designate for such purpose by a written notice. Sublessor shall attempt to give prompt notice of any default hereunder by telephone.

                  8.   Time Limits.  The time limits provided in Section 17 of
                       -----------

        the Underlying Lease are changed for the purposes of this Sublease as follows: 3 days for a First Notice of non-payment of rent or any other default; 3 days to cure such default; and 1 day for a Second Notice

        (cancellation).

                  9.   Termination of Underlying Lease.  If for any reason the
                       -------------------------------

        term of the Underlying Lease shall be terminated prior to the expiration date of this Sublease, this Sublease shall thereupon be terminated and

        Sublessor shall not be liable to

        Subtenant by reason thereof.

                  10.  Lease Valid.  Sublessor represents that the Underlying
                       -----------

        Lease is valid and in effect and that, except as provided therein, there are no limitations or restrictions of any kind upon Sublessor's power and right to make this Sublease.

                  11.  Assignment and Subletting.  Subtenant shall not assign
                       -------------------------

        (whether by operation of law or otherwise), mortgage, encumber this

        Sublease or sublet the Subleased Premises without Sublessor's written consent which may be unreasonably withheld, and, in any event, subject to the provision of Sections 11 and 39 of the Underlying Lease. A transfer of 50% or more equity or voting control of Subtenant or any merger, consolidation or reorganization of Subtenant shall be considered an assignment.

                  12.  Insurance.  Subtenant shall maintain with respect to the
                       ---------

        Subleased Premises comprehensive general public liability insurance with the minimum limits prescribed in the Underlying Lease, insuring Landlord and Sublessor as well as Subtenant against bodily injury or death to persons, and against damage to property as therein provided, and rent or rental value insurance against loss of rent or rental value due to fire,

        including extended coverage endorsement. Subtenant shall deliver a certificate of such insurance to Sublessor simultaneously with the execution of this Sublease. Such insurance policy shall be placed with a company qualified to do business in the State of New York and approved by Sublessor, and shall provide that it cannot be cancelled without at least ten days' prior notice to

        Sublessor. Subtenant shall also maintain fire and extended coverage insurance covering Subtenant's leasehold improvements, fixtures and equipment in an amount equal to at least 80% of the full insurable value thereof.

                  13.  Security Deposit.  Upon signing this Sublease, Subtenant
                       ----------------

        shall deposit with Sublessor the sum of $18,128.38 as security for the performance by the Subtenant of all of the terms, covenants and conditions of this Sublease on Subtenant's part to be performed.

        Sublessor shall have the right, without notice to Subtenant and regardless of the exercise of any other remedy Sublessor may have by reason of a default to apply any part of said deposit to cure any default of Subtenant, and, if Sublessor does so, Subtenant shall upon demand, deposit with Sublessor the amount so applied so that Sublessor shall have the full deposit on hand at all times during the term of this

        Sublease. The security deposited under this Sublease shall not be assigned or encumbered by Subtenant without the prior written consent of

        Sublessor, and any such assignment or encumbrance shall be void.

                  14.  Captions.  The paragraph captions in this Sublease are
                       --------

        used for convenience in finding the subject matters, and are not to be taken as part of this instrument, or to be used in determining the intent of the parties, or otherwise interpreting this instrument.

                  15.  Successors and Assigns.  This Sublease shall apply to and
                       ----------------------

        bind the respective successors and assigns or the parties hereto but this paragraph shall not he construed as a consent to any assignment or subletting by the Subtenant.

                  16.  No Broker.  Subtenant represents to Sublessor that this
                       ---------

        Sublease was not brought about by any broker and that no negotiations with respect to the terms of this Sublease were conducted by or through any broker. Subtenant agrees that should any claim be made for commissions, by any other broker, by, through or on account of any acts of Subtenant or its representatives, Subtenant will hold Sublessor free and harmless from any and all liabilities and expenses in connection therewith.

                  17.  Termination of Prior Subleases.  Upon the execution of
                       ------------------------------

        this Sublease, the sublease between Sublessor and Subtenant for Room

        1101, 1106/20 and Room 1201, dated January 1, 1991

        shall be terminated.



                  IN WITNESS WHEREOF, this sublease has been duly executed on the 29th day of June, 1995.
            ----        ----



                                 ARISTA INVESTORS CORP.

                                 By: /s/ BERNARD KOOPER
                                    -------------------------------
                                     BERNARD KOOPER, PRESIDENT


                                 ARISTA INSURANCE COMPANY

                                 By: /s/ STANLEY MANDEL
                                    -------------------------------
                                     STANLEY MANDEL, PRESIDENT

        Exhibit 10.36



- --------------------------------------------------------------------------------



                                STOCK PURCHASE AGREEMENT


                               DATED AS OF JULY 13, 1995


                                         Between


                     AMERICAN TRAVELLERS LIFE INSURANCE COMPANY and

                                ARISTA INSURANCE COMPANY



                               With Respect to all of the

                         Outstanding Capital Shares of Stock of



                     AMERICAN ACCIDENT AND HEALTH INSURANCE COMPANY



- --------------------------------------------------------------------------------

                                    TABLE OF CONTENTS
                                    -----------------

                                                                            Page
                                        ARTICLE I

                               SALE OF SHARES AND CLOSING
                               --------------------------

        1.1    Purchase and Sale of Shares  . . . . . . . . . . . . . . . .    1
        1.2    Purchase Price   . . . . . . . . . . . . . . . . . . . . . .    1
        1.3    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . .    2

                                       ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF SELLER
                        ----------------------------------------

        2.1    Organization of Seller   . . . . . . . . . . . . . . . . . .    2
        2.2    Authority  . . . . . . . . . . . . . . . . . . . . . . . . .    2
        2.3    Organization of the Company  . . . . . . . . . . . . . . . .    3
        2.4    Minute Books   . . . . . . . . . . . . . . . . . . . . . . .    3
        2.5    Capital Stock; Title   . . . . . . . . . . . . . . . . . . .    3
        2.6    No Conflicts or Violations   . . . . . . . . . . . . . . . .    4
        2.7    SAP Statements   . . . . . . . . . . . . . . . . . . . . . .    4
        2.8    Securities and Assets  . . . . . . . . . . . . . . . . . . .    5
        2.9    Absence of Changes   . . . . . . . . . . . . . . . . . . . .    5
        2.10   No Undisclosed Liabilities   . . . . . . . . . . . . . . . .    5
        2.11   No Benefit Plans   . . . . . . . . . . . . . . . . . . . . .    6
        2.12   No Intercompany Liabilities  . . . . . . . . . . . . . . . .    6
        2.13   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
        2.14   Litigation   . . . . . . . . . . . . . . . . . . . . . . . .    7
        2.15   Compliance With Laws   . . . . . . . . . . . . . . . . . . .    7
        2.16   Licenses and Permits   . . . . . . . . . . . . . . . . . . .    7
        2.17   Disclosure   . . . . . . . . . . . . . . . . . . . . . . . .    7

                                       ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF PURCHASER
                       -------------------------------------------

        3.1    Organization . . . . . . . . . . . . . . . . . . . . . . . .    8
        3.2    Authority  . . . . . . . . . . . . . . . . . . . . . . . . .    8
        3.3    No Conflicts or Violations   . . . . . . . . . . . . . . . .    8
        3.4    Purchase for Investment  . . . . . . . . . . . . . . . . . .    9

                                       ARTICLE IV

                                   COVENANTS OF SELLER
                                   -------------------

        4.1   Regulatory Approvals   . . . . . . . . . . . . . . . . . . . .   9
        4.2   Investigation by Purchaser   . . . . . . . . . . . . . . . . .   9

                                           (i)

        4.3    No Negotiations  . . . . . . . . . . . . . . . . . . . . . .   10
        4.4    Conduct of Business  . . . . . . . . . . . . . . . . . . . .   10
        4.5    Financial Statements and Reports   . . . . . . . . . . . . .   10
        4.6    Investments  . . . . . . . . . . . . . . . . . . . . . . . .   11
        4.7    No Charter Amendments  . . . . . . . . . . . . . . . . . . .   11
        4.8    No Issuance of Securities  . . . . . . . . . . . . . . . . .   11
        4.9    No Dividends   . . . . . . . . . . . . . . . . . . . . . . .   11
        4.10   No Disposal of Property  . . . . . . . . . . . . . . . . . .   11
        4.11   No Breach or Default   . . . . . . . . . . . . . . . . . . .   12
        4.12   No Indebtedness  . . . . . . . . . . . . . . . . . . . . . .   12
        4.13   No Acquisitions  . . . . . . . . . . . . . . . . . . . . . .   12
        4.14   Resignations of Directors and Officers   . . . . . . . . . .   12
        4.15   Books and Records  . . . . . . . . . . . . . . . . . . . . .   12
        4.16   Notice and Cure  . . . . . . . . . . . . . . . . . . . . . .   13
        4.17   New Business   . . . . . . . . . . . . . . . . . . . . . . .   13

                                        ARTICLE V

                                 COVENANTS OF PURCHASER
                                 ----------------------

        5.1   Regulatory Approvals   . . . . . . . . . . . . . . . . . . . .  13
        5.2   Notice and Cure  . . . . . . . . . . . . . . . . . . . . . . .  14

                                       ARTICLE VI

                         CONDITIONS TO OBLIGATIONS OF PURCHASER
                         --------------------------------------

        6.1   Representations and Warranties   . . . . . . . . . . . . . . .  14
        6.2   Performance  . . . . . . . . . . . . . . . . . . . . . . . . .  14
        6.3   Officer's Certificates   . . . . . . . . . . . . . . . . . . .  14
        6.4   No Injunction  . . . . . . . . . . . . . . . . . . . . . . . .  15
        6.5   Consents and Authorizations  . . . . . . . . . . . . . . . . .  15
        6.6   No Adverse Change  . . . . . . . . . . . . . . . . . . . . . .  15

                                       ARTICLE VII

                           CONDITIONS TO OBLIGATIONS OF SELLER
                           -----------------------------------

        7.1    Representations and Warranties   . . . . . . . . . . . . . .   15
        7.2    Performance  . . . . . . . . . . . . . . . . . . . . . . . .   15
        7 3    Officer's Certificates . . . . . . . . . . . . . . . . . . .   15
        7.4    No Injunction  . . . . . . . . . . . . . . . . . . . . . . .   16
        7.5    Consents and Authorizations  . . . . . . . . . . . . . . . .   16


                                        (ii)

                                      ARTICLE VIII

                                 SURVIVAL OF PROVISIONS
                                 ----------------------

        8.1    Survival of Representations and Warranties   . . . . . . . .   16
        8.2    Pursuit of Claims  . . . . . . . . . . . . . . . . . . . . .   16

                                       ARTICLE IX

                                     INDEMNIFICATION
                                     ---------------

        9.1    Indemnification by Seller  . . . . . . . . . . . . . . . . .   17
        9.2    Indemnification by Purchaser   . . . . . . . . . . . . . . .   17
        9.3    Indemnification Procedures   . . . . . . . . . . . . . . . .   17
        9.4    Tax Effect of Indemnification Payments   . . . . . . . . . .   19

                                       ARTICLE X

                                       TERMINATION
                                       -----------

       10.1   Termination  . . . . . . . . . . . . . . . . . . . . . . . . .  19
       10.2   Effect of Termination  . . . . . . . . . . . . . . . . . . . .  19

                                       ARTICLE XI

                                      MISCELLANEOUS
                                      -------------

       11.1   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
       11.2   Entire Agreement   . . . . . . . . . . . . . . . . . . . . . .  20
       11.3   Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       11.4   Public Announcements   . . . . . . . . . . . . . . . . . . . .  21
       11.5   Confidentiality  . . . . . . . . . . . . . . . . . . . . . . .  21
       11.6   Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       11.7   Further Assurances   . . . . . . . . . . . . . . . . . . . . .  23
       11.8   Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       11.9   Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       11.10  Counterparts   . . . . . . . . . . . . . . . . . . . . . . . .  23
       11.11  No Third Party Beneficiary   . . . . . . . . . . . . . . . . .  24
       11.12  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . .  24
       11.13  Binding Effect   . . . . . . . . . . . . . . . . . . . . . . .  24
       11.14  No Assignment  . . . . . . . . . . . . . . . . . . . . . . . .  24
       11.15  Invalid Provisions   . . . . . . . . . . . . . . . . . . . . .  24
       11.16  Interpretation   . . . . . . . . . . . . . . . . . . . . . . .  24

        SCHEDULES

             Schedule 2.6 - Consents
             Schedule 2.8 - Leases

                                          (iii)

                                STOCK PURCHASE AGREEMENT

             This Stock Purchase Agreement (together with the exhibits attached hereto, the "Agreement") is made and entered into this 13th day of July, 1995 by and between American Travellers Life Insurance Company, a Pennsylvania corporation ("Purchaser"), and Arista Insurance Company, a New York corporation ("Seller").

             WHEREAS, Seller owns 100 shares (the "Shares") of the common stock, par value $3,000 per share ("Common Stock"), of American Accident and Health Insurance Company, a New York insurance corporation (the "Company"), and the Shares constitute all the issued and outstanding shares of capital stock of the Company; and

             WHEREAS, Seller desires to sell the Shares to Purchaser, and Purchaser desires to purchase the Shares from Seller, on the terms and subject to the conditions set forth in this Agreement;

             NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                        ARTICLE I

                               SALE OF SHARES AND CLOSING
                               --------------------------

             1.1  Purchase and Sale of Shares.  Subject to the terms and
                  ---------------------------
        conditions, and in reliance upon the representations and warranties, set forth in this Agreement, Seller agrees to sell the Shares to Purchaser and Purchaser agrees to purchase the Shares from Seller.

             1.2  Purchase Price. The aggregate purchase price for the Shares
                  --------------
        (the "Purchase Price"), payable to Seller by Purchaser by wire transfer of immediately available funds at the Closing (as hereinafter defined), will equal the sum of the following:

             (a) the capital and surplus of the Company determined as of the last day of the month immediately preceding the Closing in accordance with the accounting practices required or permitted by the New York insurance laws, consistently applied throughout the specified period and in the immediately preceding year ("SAP"), except that in determining the capital and surplus of the Company as of such date, each Asset (as hereinafter defined) of the Company will be reflected at its market value as of such date; plus
                               ----

             (b)  $450,000.

             1.3  Closing.
                  -------

             (a) The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153, at 10:00 a.m., local time on the later of (a) the third business day following the date upon which the last of the conditions set forth in ARTICLES VI and VII hereof
                                                      -----------     ---
        has been satisfied or waived, or (b) such other date as Purchaser and Seller may agree upon in writing (the "Closing Date").

             (b) At the Closing, Purchaser will (i) pay the Purchase Price to Seller by wire transfer of immediately available funds to such account as Seller shall specify in writing to Purchaser no less than two business days prior to the Closing Date and (ii) deliver to Seller such documents and instruments required to be delivered by Purchaser under the terms of this Agreement.

             (c) At the Closing, Seller will deliver to Purchaser (i) a certificate or certificates representing all the Shares, accompanied by duly executed blank stock powers, and (ii) such other documents and instruments required to be delivered by Seller under the terms of this Agreement.

                                       ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF SELLER
                        ----------------------------------------

             Seller hereby represents and warrants to Purchaser as follows:

             2.1  Organization of Seller.  Seller is a corporation duly
                  ----------------------
        organized, validly existing, and in good standing under the laws of the State of New York and has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement.

             2.2  Authority.  The execution and delivery of this Agreement by
                  ---------
        Seller and the performance by Seller of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid, and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar person or entity before which any proceeding therefor may be brought.

             2.3  Organization of the Company.  The Company is a corporation
                  ---------------------------
        duly organized, validly existing, and in good standing under the laws of the State of New York. The Company does not transact business or own, use, or lease any material assets or material properties of any kind, nature, character, or description (collectively, "Assets") in any State other than the State of New York. Seller has heretofore made available to Purchaser true and complete copies of the articles or certificate of incorporation and bylaws of the Company, in each case as in effect on the date hereof. The Company does not own 10% or more of the voting securities of any entity.

             2.4  Minute Books.  The minute books of the Company accurately
                  ------------
        reflect in all material respects all formal actions taken at all meetings and all consents in lieu of meetings of the shareholders of the Company since January 1, 1992 and all formal actions taken at all meetings and all consents in lieu of meetings of the Board of Directors of the Company and all committees thereof since January 1, 1992. All of such minute books have previously been make available for inspection by Purchaser.

             2.5  Capital Stock; Title.  The authorized capital stock of the
                  --------------------
        Company consists solely of the Shares, all of which are issued and outstanding. The Shares are duly authorized, validly issued, fully paid, and nonassessable, and constitute all of the issued and outstanding capital stock of the Company. Seller owns the Shares beneficially and of record, free and clear of any mortgage, pledge, assessment, security interest, lien, adverse claim, charge, or other encumbrance of any kind (collectively, "Liens"). At the Closing, Purchaser will acquire good and marketable title thereto, free and clear of any Lien, and will own all of the issued and outstanding shares of capital stock of the Company. There are no outstanding securities, rights (preemptive or other), subscriptions, calls, warrants, options, or other agreements (except for this Agreement) that give any person or entity the right to (i) purchase or otherwise receive or be issued any shares of capital stock of the Company or any security convertible into or exchangeable for any shares of capital stock of the Company or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to a holder of Shares, or any rights to participate in the equity, income, or election of directors or officers of the Company.

             2.6  No Conflicts or Violations.  The execution and delivery of
                  --------------------------
        this Agreement by Seller do not, and the performance of Seller's obligations under this Agreement will not:

                  (a)  subject to obtaining the approvals contemplated by
             Section 4.1 and 5.1 hereof, violate any term or provision of any
             -----------     ---
             law or any writ, judgment, decree, or injunction applicable to Seller or the Company;

                  (b) conflict with or result in a violation or breach of any of the provisions of the articles or certificate of incorporation or bylaws of Seller or the Company;

                  (c) result in the creation or imposition of any Lien upon Seller or the Company or any of their respective Assets that individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the organization, existence, authority, business, licenses, or condition (financial or otherwise) ("Business or Condition") of the Company or on the validity or enforceability of this Agreement or on the ability of Seller to perform its obligations under this Agreement;

                  (d) conflict with or result in a violation or breach of any written agreement, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, or other contract (collectively, a "Contract") to which Seller or the Company is a party or by which any Asset of Seller or the Company may be bound, except such conflicts, violations, or breaches that do not have and may not reasonably be expected to have a material adverse effect on the Business or Condition of the Company, on the validity or enforceability of this Agreement, or on the ability of Seller to perform its obligations under this Agreement; or

                  (e) require Seller or the Company to obtain any consent, approval, or action of, or make any filing with or give any notice to, any person or entity, except as contemplated in Section 4.1
                                                                 -----------
             hereof or in connection with the Bank of New York credit facility as disclosed on Schedule 2.6 hereto.
                             ------------

             2.7 SAP Statements.  Seller has previously delivered to Purchaser
                 --------------
        true and complete copies of the following:

                  (a) the SAP annual statements of the Company filed with or submitted to the New York Department of Insurance ("Annual Statements") for each of the years ended December 31, 1993 and 1994 on forms prescribed or permitted by such authority; and

                  (b) the SAP quarterly statement of the Company filed with or submitted to the New York Department of Insurance for the Company for the quarter ended March 31, 1995 on forms prescribed or permitted by such authority ("Quarterly Statement").

        Each such Annual Statement and Quarterly Statement (i) complied in all material respects with all applicable laws when so filed, (ii) was prepared in all material respects in accordance with SAP, (iii) is true and complete in all material respects, and (iv) presents fairly in all material respects the financial position of the Company as of the respective dates thereof and the related summary of operations and changes in capital and surplus and in cash flows of the Company for and during the respective periods covered thereby.

             2.8  Securities and Assets.  Seller has furnished to Purchaser a
                  ---------------------
        true and complete list and description of all debentures, notes, stocks, and other securities and all material assets (whether admitted or non-admitted) owned, leased, or held by the Company on the date of this Agreement. The Company has good and marketable title (free and clear of all Liens) to all such debentures, notes, stocks, other securities, and other assets. The Company does not own any real property. Schedule 2.8
                                                                  ------------
        hereto contains a true and complete list and description of all real property leased or subleased by the Company.

             2.9  Absence Of Changes.  Since December 31, 1994, (i) there has
                  ------------------
        not been, occurred, or arisen any change, event, condition, or effect that has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company and (ii) the Company has operated in the ordinary course of business and consistent with its practice after January 1, 1992.

             2.10  No Undisclosed Liabilities.  Except to the extent
                   --------------------------
        specifically reflected in the balance sheet included in the Annual Statement as of December 31, 1994 (or in the notes relating thereto), there were no liabilities against, relating to, or affecting the Company as of December 31, 1994, except liabilities that do not have and may not reasonably be expected to have a material adverse effect on the Business or Condition of the Company. Since December 31, 1994, the Company has not incurred any liabilities, except (i) policyholder benefits payable, or other liabilities incurred, in the ordinary course of business and
        (ii) as disclosed on the Quarterly Statement.

             2.11  No Benefit Plans.  The Company has no liability under, and
                   ----------------
        since January 1, 1992 (the "Initial Acquisition Date"), has not adopted, maintained, or sponsored, any pension, welfare, bonus, deferred compensation, incentive compensation, profit sharing, stock, retirement, or other benefit plan or arrangement for any of its officers, directors, employees, agents, consultants, or other similar representatives.

             2.12  No Intercompany Liabilities.  Except for salaries paid in the
                   ---------------------------
        ordinary course of business and consistent with past practice, the Company has not made any payment or distribution since December 31, 1994 to Seller or any other affiliate of the Company, and there are no outstanding liabilities or contracts between or among the Company and Seller or any other affiliate of the Company except pursuant to the Company's existing tax sharing arrangement.

             2.13  Taxes.  The Company is taxable as an insurance company under
                   -----
        the Internal Revenue Code of 1986, as amended (the "Code"). All tax returns required to be filed with respect to the Company have been duly and timely filed with all jurisdictions (including the Internal Revenue Service and the State of New York) for which returns with respect to the Company are or have been required, and all such tax returns are true and complete in all material respects. The Company (i) has duly and timely paid all taxes, penalties, interest, additions to tax, and assessments (collectively, "Taxes") that are due, or claimed or asserted by any taxing authority to be due, from the Company for the periods covered by such returns or (ii) has duly and fully provided for such Taxes, in accordance with SAP, in the books and records of the Company, including, without limitation, in each of the Annual Statements and the Quarterly Statement. The Company is not, and will not become, liable (because of inclusion of the Company in consolidated returns or combined reports or for any other reason) for any unpaid Taxes, payable to any jurisdiction, of the Seller or of any other person with respect to the existence, ownership or operation of the Company with respect to periods prior to or through the closing Date or with respect to the sale of Shares pursuant to this Agreement. There are no Liens with respect to Taxes upon any of the Assets of the Company except with respect to Taxes not yet due and payable. There are no pending audits or administrative or judicial proceedings with respect to Taxes for which the Company is or may be liable.

             2.14  Litigation.  There is no action, suit, or proceeding pending,
                   ----------
        or (to the knowledge of Seller or the Company) threatened, against the Company or any of their respective Assets, at law or in equity, in, before, or by any person or entity. There is no writ, judgment, decree, injunction, or similar order of any person or entity outstanding against the Company. There is no action, suit, or proceeding pending, or (to the knowledge of Seller) threatened against Seller or any of its Assets, at law or in equity, on, before, or by any person or entity which could reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Seller to perform its obligations under this Agreement.

             2.15  Compliance With Laws.  The Company is not and, since the
                   --------------------
        Initial Acquisition Date, has not been in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any law or any writ, judgment, decree, injunction, or similar order applicable to the Company or any of its Assets, other than violations that do not have, and may not reasonably be expected to have, a material adverse effect on the Business or Condition of the Company or on the validity or enforceability of this Agreement or on the ability of Seller to perform its obligations under this Agreement.

             2.16  Licenses and permits.  The Company owns or validly holds all
                   --------------------
        licenses, franchises, permits, approvals, and other authorizations that are required for its business, operations, and affairs and that the failure to so own or hold has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company. The Company has complied with the terms and conditions of each such license, franchise, permit, approval, and other authorizations, and each is valid, binding, and in full force and effect.

             2.17  Disclosure.  No representation or warranty made by Seller in
                   ----------
        this Agreement or in any certificate furnished by Seller to Purchaser in connection with this Agreement or the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

                                       ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF PURCHASER
                       -------------------------------------------

             Purchaser hereby represents and warrants to Seller as follows:

             3.1  Organization.  Purchaser is a corporation duly organized,
                  ------------
        validly existing, and in good standing under the laws of Pennsylvania and has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement.

             3.2  Authority.  The execution and delivery of this Agreement by
                  ---------
        Purchaser and the performance by Purchaser of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid, and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms, except to the extent that
        (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar person or entity before which any proceeding therefor may be brought.

             3.3  No Conflicts or Violations.  The execution and delivery of
                  --------------------------
        this Agreement by Purchaser do not, and the performance by Purchaser of its obligations under this Agreement will not:

                  (a) subject to obtaining the approvals contemplated by Section
                                                                         -------
             5.1 hereof, violate any term or provision of any law or any writ,
             ---
             judgment, decree, or injunction applicable to Purchaser;

                  (b) conflict with or result in a violation or breach of any of the provisions of the articles or certificate of incorporation or bylaws of Purchaser; or

                  (c) result in the creation or imposition of any Lien upon
             Purchaser or any of its Assets that individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Purchaser to perform its obligations under this Agreement;

                  (d) conflict with or result in a violation or breach of any
             Contract to which Purchaser is a party or by which any of its Assets may be bound, except such conflicts, violations, or breaches that do not have and may not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Purchaser to perform its obligations under this Agreement; or

                  (e) require Purchaser to obtain any consent, approval, or
             action of, or make any filing with or give any notice to, any person or entity, except as contemplated in Section 4.1 hereof.
                                                         -----------

             3.4  Purchase for Investment.  The Shares will be acquired by
                  -----------------------
        Purchaser for its own account for the purpose of investment. Purchaser will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to violate any registration provision of the federal securities or state blue sky laws.

                                       ARTICLE IV

                                   COVENANTS OF SELLER
                                   -------------------

             Seller covenants and agrees with Purchaser that, at all times before the Closing (or, with respect to the covenants and provisions of
        Section 4.15 hereof, for the period after the Closing therein
        ------------
        specified), Seller will comply with all covenants and provisions of this
        ARTICLE IV, except to the extent Purchaser may otherwise consent in
        ----------
        writing or to the extent otherwise required or permitted by this Agreement.

             4.1  Regulatory Approvals.  Seller will (a) take commercially
                  --------------------
        reasonable steps necessary or desirable, and proceed diligently and in good faith and use commercially reasonable efforts, to obtain all approvals, authorizations, and clearances of governmental and regulatory authorities, if any, required of Seller to consummate the transactions contemplated hereby, (b) provide such information and communications to such governmental and regulatory authorities as such authorities may reasonably request, and (c) cooperate with Purchaser in obtaining all approvals, authorizations, and clearances of governmental or regulatory authorities and other persons or entities required of Purchaser to consummate the transactions contemplated hereby.

             4.2  Investigation by Purchaser.  Seller will provide, and will
                  --------------------------
        cause the Company to provide, Purchaser and its employees, representatives, and agents with reasonable access, upon prior notice and during normal business hours, to all of the Company's facilities, officers, key employees, agents, Assets, and books and records of the Company and will furnish Purchaser and such other persons or entities with all such information and data concerning the business, operations, and affairs of the Company as Purchaser or such other persons or entities may reasonably request.

             4.3  No Negotiations.  Seller will not take, and will not permit
                  ---------------
        the Company (or permit any other person or entity acting for or on behalf of Seller, the Company, or any other affiliate of Seller) to take, directly or indirectly, any action (a) to seek, entertain, negotiate, encourage, or accept any offer or inquiry from any person or entity to acquire any shares of capital stock or any other securities of the Company or any interests therein, (b) to merge, consolidate, or combine with the Company, (c) to reorganize the Company in any manner,
        (d) to acquire any assets or properties of the Company or any interests therein, (e) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent, or conditional) for, or otherwise to attempt to consummate, any acquisition, merger, consolidation, combination, or reorganization involving the Company, or (f) to furnish or cause to be furnished any information with respect to the Company to any person or entity (other than Purchaser or its representatives, agents, or employees) that Seller, the Company, or any affiliate of Seller (or any person or entity acting for or on behalf of Seller, the Company, or any other affiliate of Seller) knows or has reason to believe is in the process of attempting or considering any acquisition, merger, consolidation, combination, or reorganization involving the Company. If either of Seller, the Company, or any other affiliate of Seller receives from any person or entity (other than Purchaser) any offer, inquiry, or informational request that is subject to this Section 4.3, Seller will
                                                      -----------
        promptly advise such person or entity, by written notice, of the terms of this Section 4.3 and will promptly deliver a copy of such notice to
                -----------
        Purchaser. Notwithstanding the foregoing, nothing contained herein shall prohibit Seller from taking the actions described above provided that such actions do not involve or relate to the Company.

             4.4  Conduct of Business.  Seller will cause the Company to conduct
                  -------------------
        its business only in the ordinary course and consistent with past practice.

             4.5  Financial Statements and Reports.  As promptly as practicable,
                  --------------------------------
        Seller will deliver to Purchaser true and complete copies of such material financial statements of the Company, reports, or analyses as may be prepared or received by Seller, the Company, or any affiliate of the Company and as relate to the

        Company's business, operations, or affairs, including without limitation quarterly SAP statements, normal internal reports (such as those reflecting monthly premiums, claims, and cash flow), and special reports (such as those of consultants).

             4.6  Investments.  The Company will invest its future cash flow,
                  -----------
        any cash from matured and maturing investments, any cash proceeds from the sale of the Company's assets or properties, and any cash funds currently held by the Company, exclusively in cash, in cash equivalent assets, or in short-term investments (consisting of securities issued or fully guaranteed, as to principal and interest, by the United States or certificates of deposit fully insured by the Federal Deposit Insurance Corporation), except as otherwise required by law or except as required to provide cash (in the ordinary course of business and consistent with past practice) to meet the Company's reasonably anticipated current obligations.

             4.7  No Charter Amendments.  Seller will cause the Company to
                  ---------------------
        refrain from amending its articles or certificate of incorporation or bylaws and from taking any action with respect to any such amendment; provided, however, that nothing contained in this Section 4.7 shall
        --------  -------                                 -----------
        prohibit the Company from finalizing the amendment to its articles of incorporation and bylaws as most recently filed with the governmental authorities in New York on or about May 8, 1995.

             4.8  No Issuance of Securities.  Seller will cause the Company to
                  -------------------------
        refrain from authorizing or issuing any shares of the Company's capital stock or other equity securities or entering into any Contract or granting any option, warrant, or right calling for the authorization or issuance of any such shares or other equity securities, or creating or issuing any securities directly or indirectly convertible into or exchangeable for any such shares or other equity securities, or issuing any option, warrant, or right to purchase any such convertible securities.

             4.9  No Dividends.  Seller will cause the Company to refrain from
                  ------------
        declaring, setting aside, or paying any dividend or other distribution in respect of the capital stock of the Company and from directly or indirectly redeeming, purchasing, or otherwise acquiring any capital stock of the Company or any interest in or right to acquire any such stock.

             4.10  No Disposal of Property.  Seller will cause the Company to
                   -----------------------
        refrain from disposing of any of its Assets and from permitting any of its Assets to be subjected to any Liens except to the extent any such disposition or any such Lien (a) is made or incurred in the ordinary course of business and consistent with past practice and (b) does not have and may not reasonably be expected to have, individually or in the aggregate, any material adverse effect on the Business or Condition of the Company.

             4.11  No Breach or Default.  Seller will cause the Company to
                   --------------------
        refrain from violating, breaching, or defaulting, and from taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a violation, breach, or default, in any way under any term of any Contract to which the Company is a party or by which any of the Assets of the Company is or may be bound and which violation, breach, or default individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

             4.12  No Indebtedness.  Seller will cause the Company to refrain
                   ---------------
        from creating, incurring, assuming, guaranteeing, or otherwise becoming liable for, and from canceling, paying, agreeing to cancel or pay, or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, any liability of the Company, and from waiving any right of the Company to receive any direct or indirect payment or other benefit under any liability owing to the Company.

             4.13  No Acquisitions.  Seller will cause the Company to refrain
                   ---------------
        from (a) merging, consolidating, or otherwise combining or agreeing to merge, consolidate, or otherwise combine with any other person or entity, (b) acquiring or agreeing to acquire blocks of business or all or substantially all the assets or properties or capital stock or other equity securities of any other person or entity, or (c) otherwise acquiring or agreeing to acquire control or ownership of any other person or entity.

             4.14  Resignations of Directors and Officers.  Seller will cause
                   --------------------------------------
        such members of the Board of Directors and officers of the Company as are designated by Purchaser to tender, effective at the Closing, their resignations from the Board of Directors or as officers of the Company and, if requested by Purchaser, will cause the election of Purchaser's nominees to the Board of Directors.

             4.15  Books and Records.  On the Closing Date, Seller will deliver
                   -----------------
        to Purchaser or will make available to Purchaser at the offices of the Company all books and records of the Company and, if (at any time after the Closing) Seller discovers in its possession or under its control any other books and records of the Company, will forthwith deliver such books and records to Purchaser.

             4.16  Notice and Cure.  Seller will notify purchaser promptly in
                   ---------------
        writing of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Seller under this Agreement to be breached, or that renders or will render untrue any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance.

             4.17  New Business.  Seller will cause the Company to cooperate
                   ------------
        with Purchaser before the Closing Date in filing, at Purchaser's cost, with the insurance regulatory authorities such policy forms as Purchaser may reasonably request; provided, however, that (a) Purchaser shall be
                                --------  -------
        responsible for preparing such policy forms and other filing materials; and (b) nothing contained in this Section 4.17 shall require the Company
                                          ------------
        to commence writing insurance business on such policy forms.

                                        ARTICLE V

                                 COVENANTS OF PURCHASER
                                 ----------------------

             Purchaser covenants and agrees with Seller that, at all times before the Closing, Purchaser will comply with all covenants and provisions of this ARTICLE V, except to the extent Seller may otherwise
                           ---------
        consent in writing or to the extent otherwise required or permitted by this Agreement.

             5.1  Regulatory Approvals.  Purchaser will (a) take commercially
                  --------------------
        reasonable steps necessary or desirable, and proceed diligently and in good faith and use commercially reasonable efforts, to obtain all approvals, authorizations, and clearances of governmental and regulatory authorities required of Purchaser to consummate the transactions contemplated hereby, (b) provide such information and communications to such governmental and regulatory authorities as such authorities may reasonably request, and (c) cooperate with Seller in obtaining all approvals, authorizations, and clearances of governmental or regulatory authorities and other persons or entities required of Seller to consummate the transactions contemplated hereby.

             5.2  Notice and Cure.  Purchaser will notify Seller promptly in
                  ---------------
        writing of, and contemporaneously will provide Seller with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached, or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance.

                                       ARTICLE VI

                         CONDITIONS TO OBLIGATIONS OF PURCHASER
                         --------------------------------------

             The obligations of Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser).

             6.1  Representations and Warranties.  The representations and
                  ------------------------------
        warranties made by Seller in this Agreement shall be true in all material respects as of the date hereof and shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

             6.2  Performance.  Seller shall have performed and complied in all
                  -----------
        material respects with all agreements, covenants, obligations, and conditions required by this Agreement to be so performed or complied with by Seller at or before the Closing.

             6.3  Officer's Certificates.  Seller shall have delivered to
                  ----------------------
        Purchaser a certificate, dated the Closing Date and executed by an executive officer of Seller, certifying as to the fulfillment of the conditions set forth in Sections 6.1, 6.2, 6.4, 6.5, and 6.6 hereof. In
                                ------------  ---  ---  ---      ---
        addition, Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of Seller, certifying that Seller has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and the performance of its obligations under this Agreement.

             6.4  No Injunction.  There shall not be in effect on the Closing
                  -------------
        Date any writ, judgment, injunction, decree, or similar order of any court or governmental authority restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

             6.5  Consents and Authorizations.  All orders, consents, permits,
                  ---------------------------
        waivers, approvals, authorizations, and clearances contemplated by Sections 4.1 and 5.1 hereof and necessary to permit the parties to
        ------------     ---
        perform their obligations under this Agreement and to consummate the transactions contemplated hereby (including, without limitation, requisite action of the New York Department of Insurance) shall have been obtained and shall be in full force and effect.

             6.6  No Adverse Change.  Since December 31, 1994, there shall not
                  -----------------
        have been, occurred, or arisen any change in, or any event, condition, or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

                                       ARTICLE VII

                           CONDITIONS TO OBLIGATIONS OF SELLER
                           -----------------------------------

             The obligations of Seller hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller).

             7.1  Representations and Warranties.  The representations and
                  ------------------------------
        warranties made by Purchaser in this Agreement shall be true in all material respects as of the date hereof and shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

             7.2  Performance.  Purchaser shall have performed and complied in
                  -----------
        all material respects with all agreements, covenants, obligations, and conditions required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

             7.3  Officer's Certificates.  Purchaser shall have delivered to
                  ----------------------
        Seller a certificate, dated the Closing Date and executed by an executive officer of Purchaser, certifying as to the fulfillment of the conditions set forth in Sections 7.1, 7.2, 7.4, and 7.5 hereof. In
                                -------- ---  ---  ----     ---
        addition, Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of Purchaser, certifying that Purchaser has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and the performance of its obligations under this Agreement.

             7.4  No Injunction.  There shall not be in effect on the Closing
                  -------------
        Date any writ, judgment, injunction, decree, or similar order of any court or governmental authority restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

             7.5  Consents and Authorizations.  All orders, consents, permits,
                  ---------------------------
        waivers, approvals, authorizations, and clearances contemplated by Sections 4.1 and 5.1 hereof and necessary to permit the parties to
        ------------     ---
        perform their obligations under this Agreement and to consummate the transactions contemplated hereby (including, without limitation, requisite action of the New York Department of Insurance) shall have been obtained and shall be in full force and effect.

                                      ARTICLE VIII

                                 SURVIVAL OF PROVISIONS
                                 ----------------------

             8.1  Survival of Representations and Warranties.  Subject to
                  ------------------------------------------
        Section 8.2 and ARTICLE IX hereof, the representations, warranties,
        -----------     ----------
        covenants, and agreements respectively made by Seller and Purchaser in this Agreement or in any certificate respectively delivered by Seller or Purchaser pursuant to Section 6.3 or Section 7.3 hereof will survive the
                              -----------    -----------
        Closing (i) until 60 calendar days after the expiration of all applicable statutes of limitations (including all periods of extension, whether automatic or permissive) in the case of (A) the representations and warranties of Seller set forth in Sections 2.5, 2.11, 2.13, and 2.15
                                              ------------  ----  ----      ----
        hereof and in the first two sentences of Section 2.8 hereof, and (B) the
                                                 -----------
        indemnification agreements set forth in ARTICLE IX hereof, and (ii)
                                                ----------
        until the date 18 months after the Closing Date in the case of all other representations, warranties, covenants, and agreements, except that covenants and agreements to be performed after the Closing will survive the Closing in accordance with their terms.

             8.2  Pursuit of Claims.  Any breach of any representation,
                  -----------------
        warranty, covenant, or agreement as to which a bona-fide claim for indemnification has been asserted in accordance with ARTICLE IX hereof
                                                             ----------
        during the applicable survival period set forth in Section 8.1 hereof
                                                           -----------
        may be pursued beyond such survival period until such claim is resolved by final, non-appealable judgment or by settlement.

                                       ARTICLE IX

                                     INDEMNIFICATION
                                     ---------------

             9.1  Indemnification by Seller.  Subject to the provisions of
                  -------------------------
        Sections 9.3 and 9.4 hereof and ARTICLE VIII hereof, Seller will
        ------------     ---            ------------
        indemnify and hold harmless Purchaser for any and all monetary damages, liabilities, fines, fees, penalties, interest obligations, deficiencies, losses, and expenses (including without limitation fees and expenses of attorneys, accountants, actuaries, and other experts) (collectively, "Damages") resulting from or relating to any breach by Seller of any representation, warranty, covenant, or agreement made by Seller in this Agreement; provided, however, that in no event shall the obligations of
                   --------  -------
        Seller under this Section 9.1 (other than as a result of one or more
                          -----------
        breaches of Section 2.5, 2.8, 2.11, or 2.13) exceed the Purchase Price.
                    -----------  ---  ----     -----

             9.2  Indemnification by Purchaser.  Subject to the provisions of
                  ----------------------------
        Sections 9.3 and 9.4 hereof and ARTICLE VIII hereof, Purchaser will
        ------------     ---            ------------
        indemnify and hold harmless Seller in respect of any and all Damages resulting from or relating to any breach by Purchaser of any representation, warranty, covenant, or agreement made by Purchaser in this Agreement; provided, however, that in no event shall the
                        --------  -------
        obligations of the Purchaser under this Section 9.2 exceed the Purchase
                                                -----------
        Price.

             9.3  Indemnification Procedures.
                  ---------------------------

             (a)  If a person or entity claiming indemnification under this
        ARTICLE IX (an "Indemnitee") becomes aware of any matter that it
        ----------
        believes is indemnifiable pursuant to Section 9.1 or 9.2 hereof and such
                                              -----------    ---
        matter involves (i) any claim made against the Indemnitee by any person or entity other than Purchaser or Seller or (ii) the commencement of any action, suit, investigation, arbitration, or similar proceeding against the Indemnitee by any person or entity other than Purchaser or Seller, the Indemnitee will give the person or entity against whom claims of indemnification are being asserted under this ARTICLE IX (an
                                                      ----------
        "Indemnifying Party") prompt written notice of such claim or the commencement of such action, suit, investigation, arbitration, or similar proceeding, which notice must (A) provide (with reasonable specificity) the basis on which indemnification is being asserted, (B) set forth the actual or good-faith estimated amount of Damages for which indemnification is being asserted, if known, and (C) be accompanied by copies of all relevant pleadings, demands, and other papers served on the Indemnitee.

             (b) The Indemnifying Party will have a period of 20 days after the delivery of each notice required by Section 9.3(a) hereof during which
                                            --------------
        to respond to such notice. If the Indemnifying Party elects to defend the claim described in such notice, the Indemnifying Party will be obligated to compromise or defend (and will control the defense of) such claim, at its own expense and by counsel chosen by the Indemnifying Party and reasonably satisfactory to Indemnitee. The Indemnitee will cooperate fully with the Indemnifying Party and counsel for the Indemnifying Party in the defense against any such claim, and the Indemnitee will have the right to participate at its own expense in the defense of any such claim. If the Indemnifying Party (i) responds within such 20-day period that it elects not to defend such claim, (ii) does not respond within such 20-day period, or (iii) responds within such 20-day period that it elects to defend such claim but does not, in fact, take actions reasonably necessary to defend such claim, the Indemnitee will be free to compromise or defend (and control the defense of) such claim and to pursue such remedies as may be available to the Indemnitee under applicable law.

             (c) Any compromise or settlement of any claim (whether defended by the Indemnitee or by the Indemnifying Party) will require the prior written consent of the Indemnitee and the Indemnifying Party, which consent will not be unreasonably be withheld.

             (d) If an Indemnitee becomes aware of any matter that it believes is indemnifiable pursuant to Section 9.1 or 9.2 hereof and such matter
                                     -----------    ---
        involves a claim made by Purchaser or Seller, the Indemnitee will give the Indemnifying Party prompt written notice of such claim, which notice must provide (with reasonable specificity) the bases for which indemnification is being asserted. The Indemnifying Party will have a period of 20 days after the delivery of each notice required by this
        Section 9.3(d) during which to respond to such notice. If the
        --------------
        Indemnifying Party accepts (in writing) full responsibility for the claim described in such notice, the Indemnifying Party will pay upon demand to the Indemnitee the amount of Damages relating to such claim as the parties hereto agree. If the Indemnifying Party has disputed such claim or does not respond within such 20-day period, the Indemnifying Party and the Indemnitee agree to proceed in good faith to negotiate a resolution of such dispute. If all such disputes are not resolved through negotiations within 30 days after such negotiations begin, either the Indemnifying Party or the Indemnitee may initiate litigation to resolve such disputes.

             9.4  Tax Effect of Indemnification Payments.  Seller and Purchaser
                  --------------------------------------
        agree that any payment made under ARTICLE IX hereof will be treated by
                                          ----------
        the parties on their tax returns as an adjustment to the Purchase Price.

                                       ARTICLE X

                                       TERMINATION
                                       -----------

             10.1  Termination.  This Agreement may be terminated, and the
                   -----------
        transactions contemplated hereby may be abandoned:

                  (a) at any time before the Closing by written agreement of
             Seller and Purchaser; or

                  (b) at any time after December 31, 1995 by Seller or Purchaser if the transactions contemplated by this Agreement have not been consummated on or before such date and such failure to consummate is not caused by a material breach of this Agreement by the party electing to terminate pursuant to this Section 10.1(b).
                                                    ---------------

             10.2  Effect of Termination.  If this Agreement is validly
                   ---------------------
        terminated pursuant to Section 10.1 hereof, (a) the obligations of the
                               ------------
        parties to effect the transactions hereby will terminate, (b) the provisions of this Section 10.2 and ARTICLE XI hereof will continue to
                           ------------     ----------
        apply following any such termination, and (c) no party hereto will be relieved of liability for Damages incurred by the other party hereto by reason of a material breach of any representation, warranty, or covenant made by such party in this Agreement.

                                       ARTICLE XI

                                      MISCELLANEOUS
                                      -------------

             11.1  Notices.  Any notice or other communication given pursuant to
                   -------
        this Agreement must be in writing and (a) delivered personally, (b) sent by telefacsimile or other similar facsimile transmission, (c) delivered by overnight express, or (d) sent by registered or certified mail, postage prepaid, as follows:

                  (i) If to Seller:

                            Arista Insurance Company
                            116 John Street
                            New York, New York 10038
                            Attention: Stanley Mandel
                            Facsimile number: (212) 608-6473

                       with a copy to:

                            Morrison, Cohen, Singer & Weinstein
                            750 Lexington Avenue
                            New York, New York 10022
                            Attention: Michael Reiner
                            Facsimile number: (212) 735-8708

                  (ii) If to Purchaser:

                            American Travellers Life Insurance Company
                            3220 Tillman Drive
                            Bensalem, Pennsylvania 19020-8506
                            Attention:  John A. Powell, Chairman,
                                        President, and CEO
                            Facsimile number: (215) 244-7711

                       with a copy to:

                            Weil, Gotshal & Manges
                            100 Crescent Court, Suite 1300
                            Dallas, Texas 75201-6950
                            Attention: David A. Spuria
                            Facsimile number: (214) 746-7777

        All notices and other communications required or permitted under this Agreement that are addressed as provided in this
        Section 11.1 will (A) if delivered personally or by overnight express,
        ------------
        be deemed given upon delivery; (B) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (C) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

             11.2  Entire Agreement.  Except for documents executed by Seller
                   ----------------
        and Purchaser pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this

        Agreement contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

             11.3  Expenses. Except as otherwise expressly provided in this
                   --------
        Agreement (including without limitation as provided in ARTICLE IX
                                                               ----------
        hereof), each of Seller and Purchaser will pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

             11.4 Public Announcements.  At all times at or before the Closing,
                  --------------------
        Seller and Purchaser will each consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to agree on the text of a joint public report, statement, or release or will use good faith efforts to obtain the other party's approval of the text of any public report, statement, release to be made solely on behalf of a party. If Seller and Purchaser are unable to agree on or approve any such public report, statement, or release, then such party may make or issue the legally required or appropriate report, statement, or release. Any such report, statement, or release approved or permitted to be made pursuant to this Section 11.4 may be
                                                          ------------
        disclosed or otherwise provided by Seller or Purchaser to any person or entity, including without limitation to any employee or customer of either party hereto and to any governmental or regulatory authority.

             11.5  Confidentiality.
                   ---------------

             (a) Each of Purchaser and Seller will refrain, and will cause its respective officers, directors, employees, agents, and other representatives to refrain, from disclosing to any other person or entity any confidential documents or confidential information concerning the other party hereto acquired by it in connection with this Agreement or the transactions contemplated hereby unless (i) such disclosure is compelled by judicial or administrative process or by other requirements of law and notice of such disclosure is furnished to such other party hereto; (ii) either party hereto deems it advisable (upon advice of such party's legal counsel) to disclose any such confidential documents or information in connection with the requirements of any federal securities or state blue sky law; or (iii) such confidential documents or information can be shown to have been (A) previously known by the party hereto receiving such documents or information, (B) in the public domain through no fault of such receiving party, or (C) later acquired by such receiving party from other public sources.

             (b)  If this Agreement is terminated pursuant to
        Section 10.1 hereof, Purchaser will refrain, and will cause its
        ------------
        respective officers, directors, employees, agents, and other representatives to refrain, from disclosing to any other person or entity any documents or information concerning the Company acquired by Purchaser in connection with this Agreement or the transactions contemplated hereby unless (i) such disclosure is compelled by judicial or administrative process or by other requirements of law and notice of such disclosure is furnished to Seller; (ii) Purchaser deems it advisable (upon advice of legal counsel to Purchaser) to disclose any such confidential documents or information in connection with the requirements of any securities law; or (iii) such confidential documents or information can be shown to have been (A) previously known by Purchaser, (B) in the public domain through no fault of Purchaser, or
        (C) later acquired by Purchaser from other public sources.

             (c) Seller agrees that, on and after the Closing Date, Seller will refrain, and will cause its respective officers, directors, employees, agents, and other representatives to refrain, from disclosing to any other person or entity any documents or information concerning the Company unless (i) such disclosure is compelled by judicial or administrative process or by other requirements of law and notice of such disclosure is furnished to Purchaser or (ii) such confidential documents or information can be shown to have been in the public domain through no fault of Seller or later acquired by Seller from other public sources.

             (d) The parties hereto acknowledge and agree that (i) a breach of any of the terms or provisions of this Section 11.5 would cause
                                               ------------
        irreparable Damages to the non-breaching party for which adequate remedy at law is not available; and (ii) the non-breaching party will be entitled as a.matter of right to obtain, without posting any bond whatsoever, an injunction, restraining order, or other equitable relief to restrain any threatened or further breach of this Section 11.5, which
                                                             ------------
        right will not be exclusive but will be cumulative and in addition to any other rights and remedies available at law or in equity.

             11.6  Brokers.  (a) Seller will indemnify and hold harmless
                   -------
        Purchaser in respect of any and all claims or demands for commission, compensation, or other Damages by any broker, finder, or other agent (whether or not a present or former employee or agent of Seller or the Company) claiming to have been engaged by Seller or the Company in connection with the transactions contemplated by this Agreement, and Seller will bear the cost of the reasonable out-of-pocket expenses incurred by Purchaser in investigating, defending against, or appealing any such claim or demand.

             (b) Purchaser will indemnify and hold harmless Seller in respect of any and all claims or demands for commission, compensation, or other Damages by any broker, finder, or other agent (whether or not a present or former employee or agent of Purchaser) claiming to have been engaged by Purchaser in connection with the transactions contemplated by this Agreement, and Purchaser will bear the cost of the reasonable out-of-pocket expenses incurred by Seller in investigating, defending against, or appealing any such claim or demand.

             11.7  Further Assurances.  Seller and Purchaser agree that, from
                   ------------------
        time to time after the Closing, upon the reasonable request of the other, they will cooperate and will cause their respective Affiliates to cooperate with each other to effect the orderly transition of the business, operations, and affairs of the Company. Without limiting the generality of the foregoing, (a) Seller will provide, and will cause its Affiliates to provide, representatives of Purchaser reasonable access to all pre-Closing books and records of Seller and its Affiliates reasonably requested by Purchaser in the preparation of any post-Closing financial statements, reports, tax returns, or Tax filings of the Company; (b) Purchaser will provide representatives of Seller reasonable access to all pre-Closing books and records of the Company reasonably requested by Seller in the preparation of any post-Closing financial statements, reports, tax returns, or Tax filings of Seller; and (c) each party hereto will execute such documents and instruments as the other party hereto may reasonably request containing terms and conditions mutually satisfactory to each party hereto to further effectuate the terms hereof.

             11.8  Waiver.  Any term or condition of this Agreement may be
                   ------
        waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach or nonfulfillment on a future occasion. All remedies, either under this Agreement, or by law or otherwise afforded, will be cumulative and not alternative.

             11.9  Amendment.  This Agreement may be modified or amended only by
                   ---------
        a writing duly executed by or on behalf of Seller and Purchaser.

             11.10  Counterparts.  This Agreement may be executed simultaneously
                    ------------
        in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

             11.11 No Third Party Beneficiary.  The terms and provisions of this
                   --------------------------
        Agreement are intended solely for the benefit of Seller, Purchaser, and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

             11.12 Governing Law.  This Agreement will be governed by and
                   -------------
        construed and enforced in accordance with the laws of the State of New York (without regard to the principles of conflict of laws) applicable to a Contract executed and performable in such state.

             11.13 Binding Effect.  This Agreement is binding upon and will
                   --------------
        inure to the benefit of the parties and their respective successors and permitted assigns.

             11.14 No Assignment.  Neither this Agreement nor any right or
                   -------------
        obligation hereunder or part hereof may be assigned by any party hereto without the prior written consent of the other party hereto (and any attempt to do so will be void), except as otherwise specifically provided herein.

             11.15 Invalid Provisions.  If any provision of this Agreement is
                   ------------------
        held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations under this Agreement of Seller and Purchaser will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

             11.16 Interpretation.  Unless the context of this Agreement
                   --------------
        otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "ARTICLE" or "Section" refer to the specified ARTICLE or Section of this Agreement; (e) the term "party" means, on the one hand, Purchaser, and on the other hand, Seller; and
        (f) all references to "dollars" or "$" refer to currency of the United States of America.

             IN WITNESS WHEREOF, this Agreement has been duly executed and delivered this 13th day of July, 1995 by the duly authorized officers of Seller and Purchaser.

                                 AMERICAN TRAVELLERS LIFE INSURANCE
                                 COMPANY



                                 By:  /s/
                                     -------------------------------------------
                                 Name:
                                       -----------------------------------------
                                 Title:
                                        ----------------------------------------



                                 ARISTA INSURANCE COMPANY


                                 By:  /s/Stanley S. Mandel
                                     -------------------------------------------
                                 Name:  Stanley S. Mandel
                                       -----------------------------------------
                                 Title:  President
                                        ----------------------------------------